EXHIBIT 99.2


                              AMENDED AND RESTATED
                                ESCROW AGREEMENT
                                ----------------

         This Amended and Restated Escrow Agreement, dated as of January 26, 2004 (this "Agreement"), is by and among IPORUSSIA, INC., a Delaware corporation (the "Company"), H.C. Wainwright & Co., Inc., a Massachusetts corporation ("Wainwright"), Windham Securities Inc., a Delaware corporation ("Windham" and, with Wainwright, the "Underwriters"), and North Fork Bank, a New York banking corporation (the "Escrow Agent").

         WHEREAS, the Company and the Escrow Agent are parties to an Escrow Agreement, dated as of April 16, 2003 (the "Existing Agreement"), which contemplated an escrow arrangement in connection with the offering by the Company, on a self-underwritten basis, of a minimum of 500,000 Shares (as defined below); and

         WHEREAS, the Company is proposing to offer up to 3.0 million shares of its common stock, par value $.0001 per share (the "Shares"), pursuant to a prospectus (the "Prospectus") which is to form a part of the Registration Statement on Form SB-2, No. 333-98247, filed by the Company with the United States Securities and Exchange Commission (the "SEC") (as same is declared effective by the SEC, the "Registration Statement");

         WHEREAS, pursuant to the Prospectus, the Company will now offer for sale through the Underwriters, on an underwritten, best efforts basis (the "Offering"), a minimum of 600,000 Shares (the "Minimum Offering") and a maximum of 3.0 million Shares (the "Maximum Offering"), which Shares are to be offered and sold at a purchase price of $1.00 per Share (the "Purchase Price");

         WHEREAS, pursuant to the Prospectus, the proceeds to the Company from the sale of the Shares are to be held in escrow pending the receipt of subscriptions and the payment of the Purchase Price from subscribers for Shares (each a "Subscriber"), acceptable to the Company and either Underwriter (each a "Subscription"), for the Minimum Offering prior to the expiration of the Offering Period (as hereafter defined) and one or more closings of the sale of Shares to Subscribers under the Underwriting Agreement to be entered into among the Company and the Underwriters (the "Underwriting Agreement"); and

         WHEREAS, the Prospectus will provide that the Escrow Agent will serve as escrow agent, which service will be on the terms and subject to the conditions provided in this Agreement; and

         WHEREAS, the parties hereto wish to amend, restate and completely replace the Existing Agreement to reflect the revised terms of the Offering;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and


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other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Appointment of Escrow Agent: The Company and the Underwriters hereby appoint the Escrow Agent as their agent and custodian for the purposes of this Agreement, and the Escrow Agent accepts such appointment, each upon the terms and subject to the conditions set forth in this Agreement.

         2. Establishment of Escrow Account: The Escrow Agent has established an interest-bearing account at the branch of the Escrow Agent located at 195 Merritts Road, South Farmingdale, New York 11735 (the "Branch"), which escrow account is entitled, "For the Benefit of IPORUSSIA" (the "Escrow Account").

         3. Deposits into the Escrow Account: All Subscribers' checks are to be made payable to "NORTH FORK BANK, as escrow agent for IPORUSSIA." The checks received from Subscribers whose Subscriptions have been accepted shall be delivered, as contemplated by section 5 below, to an account representative at the Branch for deposit into the Escrow Account. Upon receipt of such checks, the Escrow Agent shall deposit them in the Escrow Account for collection as provided in section 5. The Escrow Agent is not obligated, and may refuse, to accept checks not accompanied by a Subscription (or photocopy of a Subscription) containing the name, address and taxpayer identification number of each Subscriber and the Purchase Price of the Shares subscribed for by such Subscriber.

         4. Escrow Period: The Offering shall expire ninety (90) days from the effective date of the Registration Statement (the Company hereby agreeing to notify the Escrow Agent of the effective date of the Registration Statement and provide it with a copy of the Prospectus prior to the deposit of any monies hereunder), unless extended for an additional period of up to ninety (90) days at the sole discretion of the Company and the Underwriters and upon prior written notice to the Escrow Agent signed by the Company and Wainwright on behalf of the Underwriters (such initial or extended period is hereinafter referred to as the "Offering Period.")

         5. Deposit Into Escrow:

            (a) The Underwriters shall deliver checks received from Subscribers whose Subscriptions have been accepted, together with copies (which may be by telecopy) of the Subscriptions (countersigned as acceptable by an Underwriter and the Company), to the Branch. Upon receipt of such checks, the Escrow Agent shall deposit them in the Escrow Account for collection.

            (b) In the event a Subscriber's check for the Purchase Price is received by the Company, the Company shall forward such check and a copy (which may be by telecopy) of the Subscription (countersigned as acceptable by an Underwriter and the Company) to the Branch. Upon receipt of such check, the Escrow Agent shall deposit it in the Escrow Account for collection.

            (c) In the event a Subscriber's check, together with a Subscription, is received by the Escrow Agent directly from a Subscriber, the Escrow Agent shall promptly forward a copy (which may be a telecopy) of the Subscription to the Company. Upon receipt by the Escrow Agent of a copy (which may be a telecopy) of the Subscription (countersigned as acceptable by the Company and an Underwriter), the Escrow Agent shall deposit the check in the Escrow Account for collection. Notwithstanding the foregoing, should a Subscription not be accepted by the Company and an Underwriter within five (5) business days following the Escrow Agent's


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

delivery of a Subscription to the Company, the Escrow Agent shall return such check to the Subscriber, noting that such Subscription was "Not Accepted."

            (d) For purposes of this Agreement, a "business day" is a day other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of New York.

            (e) The Company and an Underwriter may sign and transmit accepted Subscriptions to the Escrow Agent in counterparts.

            (f) Upon receipt of collected funds representing the aggregate Purchase Price for at least the Minimum Offering related to Subscriptions that have been accepted by the Company and at least one Underwriter during the Offering Period (the "Minimum Offering Proceeds"), the Escrow Agent shall promptly deliver notice to the Company and the Underwriters by telecopy confirming the Escrow Agent's receipt of such Minimum Offering Proceeds and disburse such funds in accordance with section 6(a).

            (g) In the event that the Minimum Offering Proceeds are disbursed in accordance with section 6(a) of this Agreement, the Escrow Agent shall deposit in the Escrow Account for collection any additional funds representing Subscriptions accepted by the Company and an Underwriter that the Escrow Agent receives, and shall disburse such funds in accordance with section 6(b).

            (h) Until the expiration of the Offering Period, the Escrow Agent shall maintain a list of (i) the name, address and taxpayer identification number of each Subscriber, (ii) the number of Shares subscribed for by such Subscriber, as accepted, and (iii) the aggregate Purchase Price received from each Subscriber. The Escrow Agent shall provide a copy of the foregoing information to the Company and the Underwriters periodically during the Offering Period upon the request of the Company or an Underwriter and at the expiration of the Offering Period.

         6. Release from Escrow:

            (a) (i) If, at any time prior to three (3) business days after the expiration of the Offering Period, the Escrow Agent receives notice from an Underwriter of a Closing Date under the Underwriting Agreement (the "Initial Closing Date," and the closing to be held on the Initial Closing Date, the "Initial Closing"), at the Initial Closing (upon receipt of a notice, which may be by telecopy, from the Company and an Underwriter that the Closing has contemporaneously been consummated subject to the collection of good funds and payment to the Company for the Shares), the Escrow Agent shall pay by wire transfer of immediately available funds to such accounts as the Company and the Underwriters may designate in writing from good and collected funds in the Escrow Account attributable to the Subscribers to whom Shares are to be issued with respect to the Initial Closing: (A) to the Company, a sum equal to the Purchase Price for the Shares being purchased by the Subscribers who delivered such funds (and the interest earned thereon) less the difference between (x) 13% of such Purchase Price and (y) $27,500, and (B) to the Underwriters, the balance of the Purchase Price in such proportion as the Underwriters shall advise the Escrow Agent. In addition, the Escrow Agent shall deliver to



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

the Company and the Underwriters a list of the Subscribers and the number of Shares being purchased by each such Subscriber.

                (ii) If, at any time after the Initial Closing Date and prior to three (3) business days following the expiration of the Offering Period, the Escrow Agent receives notice from an Underwriter of a Closing Date for one or more in addition to the Initial Closing (each an "Additional Closing"), at the Additional Closing (upon receipt of a notice, which may be by telecopy, from the Company and an Underwriter that such Additional Closing has contemporaneously been consummated subject to the collection of good funds and payment to the Company for the Shares) the Escrow Agent shall pay by wire transfer of immediately available funds to such accounts as the Company and the Underwriters may designate in writing from good and collected funds in the Escrow Account attributable to the Subscribers to whom Shares are to be issued with respect to such Additional Closing: (A) to the Company a sum equal to the Purchase Price for the Shares being purchased by the Subscribers (and the interest earned thereon) less 13% of such Purchase Price, and (B) to the Underwriters, the balance in such proportion as the Underwriters shall advise the Escrow Agent. In addition, the Escrow Agent shall deliver to the Company and the Underwriters a list of the Subscribers and the number of Shares being purchased by each such Subscriber.

            (b) In the event (i) checks representing the Minimum Offering Proceeds are not received by the Escrow Agent on or prior to the expiration of the Offering Period, (ii) good and collected funds in an aggregate amount equal to or greater than the Minimum Offering Proceeds are not in the Escrow Account within ten (10) business days after the expiration of the Offering Period, (iii) a Subscription is not timely accepted by the Company and an Underwriter, (iv) a Closing has not been held within thirteen (13) business days after the expiration of the Offering Period with respect to a Subscription, or (v) a Subscription has been timely accepted but an Underwriter has instructed the Escrow Agent in writing to return the applicable Purchase Price to the Subscriber, then in any such event, the Escrow Agent shall promptly return the Purchase Price to the applicable Subscriber(s). The Escrow Agent may return the Purchase Price by returning the Subscriber's check or by delivering a check drawn on the Escrow Agent in the amount received from such Subscriber, with the interest (if any) earned thereon. Notwithstanding the foregoing, in no event shall the Escrow Agent refund any part of the interest earned of a prospective purchaser's Subscription deposit until such time as the Escrow Agent has received an appropriate W-9 Form from a Subscriber who failed to complete the Backup Withholding section in the Subscription.

            (c) Notwithstanding the foregoing, the distribution of funds pursuant to sections 6(a) and (b) shall not occur until the date on which said good and collected funds have cleared.

         7. Upon the disbursement of all funds in the Escrow Account pursuant to this Agreement, the Escrow Agent will have no further responsibility with respect to this Agreement. In this regard, it is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the funds in the Escrow Account.

         8. The Escrow Agent hereby accepts its obligations under this Agreement, and represents and warrants that the Escrow Agent has the power and legal authority to enter into this



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

Agreement and to perform the Escrow Agent's obligations under this Agreement. The Escrow Agent covenants and agrees that all property held by the Escrow Agent pursuant to this Agreement shall be identified as being held in escrow in connection with this Agreement. The Escrow Agent further covenants and agrees that all documents and records with respect to the matters subject to and transactions contemplated by this Agreement will be available, upon reasonable written notice, for examination by the Company, either Underwriter, the SEC or any state "blue sky" securities authorities.

         9. For its services hereunder, the Escrow Agent shall be entitled to receive from the Company: (a) a fee of $3,000.00, upon the execution and delivery of this Agreement, and (b) reimbursement for any reasonable expenses incurred by the Escrow Agent hereunder. The Escrow Agent shall not have a lien upon, or any other right whatsoever to payment from, the property held by the Escrow Agent pursuant to this Agreement, for or on account of such right to payment and reimbursement or otherwise.

         10. The parties hereto, for themselves, their successors and assigns, do hereby acknowledge and agree that:

             (a) This Escrow Agreement expressly sets forth all the duties and obligations of the Escrow Agent with respect to any and all matters pertinent to this Agreement, the Escrow Agent shall not have any duties or responsibilities except as expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent;

             (b) The Escrow Agent shall be under no duty or obligation to enforce the collection of any check, draft or other instrument for the payment of money delivered to it hereunder, but the Escrow Agent, within a reasonable time, shall return to the Subscriber any check, draft or other instrument received which is dishonored, together with the Subscription;

             (c) The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the funds in the Escrow Account or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the funds in the Escrow Account or any part thereof.

             (d) The Escrow Agent does not have any interest in the amounts deposited hereunder but is serving as escrow holder only and having only possession thereof;

             (e) Any payments of income from this Agreement shall be subject to withholding regulations then in force with respect to United States taxes;

             (f) The Escrow Agent shall not have any investment responsibility with respect to funds held under this Agreement, other than to deposit them in an interest-bearing account;

             (g) The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Agreement or any document or amount deposited hereunder or any endorsement thereon or assignment thereof;



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

             (h) The Escrow Agent shall not be responsible for the sufficiency, genuineness or validity of, or title to, any document, instrument or amount deposited or to be deposited with it pursuant to this Agreement;

             (i) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document;

             (j) The Escrow Agent shall not have any duty to preserve rights against any parties with respect to any funds held by the Escrow Agent pursuant to this Agreement, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters;

             (k) The Escrow Agent shall not be liable for any action taken in accordance with the terms of this Agreement, including, without limitation, any release of amounts held by the Escrow Agent pursuant to this Agreement;

             (l) The Escrow Agent's duties hereunder are purely ministerial in nature and the Escrow Agent shall not be liable or responsible for any act it may do or omit except to the extent a court of competent jurisdiction located within the State of New York determines its actions or inactions constituted gross negligence or willful misconduct, and in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

             (m) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement and the instructions set forth herein, unless requested to do so and indemnified to its satisfaction against the cost and expense of such defense;

             (n) In case any funds held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other writ, order, judgment or decree shall be entered or issued by any court affecting such property, or any part thereof, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized, in its sole discretion and notwithstanding anything in this Agreement to the contrary, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction and, in case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their affiliates, principals, successors or assigns, or to any other person, firm or corporation, by reason of such compliance notwithstanding that such writ, order, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated; and

             (o) The Escrow Agent may employ agents, attorneys and accountants in connection with its duties hereunder and shall not be liable for any action taken or omitted in



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

good faith in accordance with the advice of counsel, accountants or other skilled persons at the sole expense of the Company.

         11. In the event of any disagreement between the Company or the Underwriters and the Subscribers, or any other person, or any of them, resulting in an adverse claim to funds held by the Escrow Agent pursuant to this Agreement, the Escrow Agent shall be entitled, at the Escrow Agent's sole option, to refuse to comply with any such claim and shall not be liable for damages or interest to any such person or persons for its failure to comply with such adverse claims, and the Escrow Agent shall be entitled to continue to so refrain until:

             (a) the rights of the adverse claimants shall have been finally adjudicated by a court of competent jurisdiction; or

             (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified of such in a writing signed by all interested persons.

         In the event of such disagreement, the Escrow Agent, in the Escrow Agent's sole discretion, may file a suit in interpleader for the purpose of having the respective rights of the claimants of such funds or other property adjudicated at the sole expense of the Company.

         12. The Company and the Underwriters agree to indemnify the Escrow Agent, and hold the Escrow Agent harmless, from and against any and all claims, costs, expenses, demands, judgments, losses, damages and liabilities (including, without limitation. reasonable attorneys' fees and expenses) arising out of or in connection with this Agreement, including, without limitation, any fees related to actions taken by the Escrow Agent pursuant to sections 10(l), 10(o), 11 and 12 of this Agreement, except such as may be caused by the gross negligence or willful misconduct of the Escrow Agent.

         13. The Escrow Agent may at any time resign by giving prior written notice of such resignation to the Company and the Underwriters. The Escrow Agent shall not be discharged from its duties and obligations under this Agreement until a successor escrow agent shall have been designated by the Company and the Underwriters and such successor escrow agent shall have executed and delivered an escrow agreement in substantially the form of this Agreement, and all property then held by the Escrow Agent pursuant to this Agreement shall have been delivered to such successor escrow agent.

         14. The term of this Agreement shall commence as of the date of this Agreement and shall terminate upon the earliest to occur of the following:

             (a) disbursement of all amounts held by the Escrow Agent pursuant to section 6 of this Agreement and satisfaction of the Escrow Agent's other duties and responsibilities under this Agreement;

             (b) the appointment of, and acceptance of such appointment by, the successor escrow agent under section 13; and

             (c) termination of the Offering Period before the Escrow Agent's receipt of any checks as provided in section 5.



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

         15. Except as otherwise specifically provided elsewhere in this Agreement, all requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if in writing and (a) delivered by hand against written receipt therefor, (b) forwarded by nationally recognized overnight courier requiring acknowledgment of receipt, (c) mailed by registered or certified mail, return receipt requested or (d) sent by telecopy with electronic confirmation, in each case with delivery charges prepaid, as follows:

             (a)    If to the Company, to:

                    IPORUSSIA, Inc.
                    12 Tompkins Avenue
                    Jericho, NY  11753
                    Telecopy:      516-681-3900

              with a copy (except that no copy of any communication pursuant to section 5 of this Agreement need be given) to:

                    Jenkens & Gilchrist Parker Chapin LLP
                    The Chrysler Building
                    405 Lexington Avenue
                    New York, NY 10174
                    Attention:     Richard A. Rubin, Esq.
                    Telecopy:      212-704-6288

             (b)    If to the Wainwright:

                    H.C. Wainwright & Co., Inc.
                    245 Park Avenue, 44th
                    Floor New York, NY 10167
                    Attention:     Daniel S. Ripp,
                                   President
                    Telecopy:      212-856-5750

              with a copy (except that no copy of any communication pursuant to section 5 of this Agreement need be given) to:

                    Snow Becker Krauss P.C.
                    605 Third Avenue
                    New York, NY  10158
                    Attention:     Eric Honick, Esq.
                    Telecopy:      212-949-7052

             (c)    If to Windham:

                    Windham Securities, Inc.
                    525B Mid Island Plaza


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

                    Hicksville, NY 11801
                    Attention:     James D. Taormina,
                                   President
                    Telecopy:      516-935-0404

              with a copy (except that no copy of any communication pursuant to section 5 of this Agreement need be given) to:

                    Morse & Morse
                    111 Great Neck Road, Suite 420
                    Great Neck, NY 11021
                    Attention:     Lester Morse, Esq.
                    Telecopy:      516-487-1452

             (d)    If to the Escrow Agent, to:

                    North Fork Bank, as Escrow Agent
                    195 Merritts Road
                    South Farmingdale, New York 11735
                    Attention:     Madeline A. Lombardi,
                                   Vice President
                    Telecopy:      (516) 752-0147

              with a copy (except that no copy of any communication pursuant to section 5 of this Agreement need be given) to:

                    North Fork Bank
                    275 Broad Hollow Road
                    Melville, NY  11747
                    Attention:     The Office of the General Counsel
                    Telecopy:      (631) 844-0241

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this section, to the other parties to this Agreement. Each such request, demand, notice or other communication shall be deemed given (x) on the date of delivery by hand, (y) on the first business day following the date of delivery to the nationally recognized overnight courier or (z) three (3) business days following mailing by registered or certified mail.

         17. This Agreement shall be binding and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any right, remedy or claim under, in or with respect to this Agreement or any funds held pursuant to this Agreement, except as specifically set forth in this Agreement.

         18. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of New York.



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

         19. This Agreement may be entered into in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          IPORUSSIA, INC.

                                          By: /s/ Leonard W. Suroff
                                              ----------------------------------
                                              Leonard W. Suroff
                                              Secretary and Treasurer


                                          H.C. WAINWRIGHT & CO., INC.


                                          By: /s/ Daniel S. Ripp
                                              ----------------------------------
                                              Daniel S. Ripp
                                              President


                                          WINDHAM SECURITIES, INC.


                                          By: /s/ James D. Taormina
                                              ----------------------------------
                                              James D. Taormina
                                              President


                                          NORTH FORK BANK

                                          By: /s/ Madeline A. Lombardi
                                              ----------------------------------
                                              Madeline A. Lombardi
                                              Vice President




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